Exhibit 10.17

Translation

Junnet Exclusive (General) Fee Collecting Agent Agreement

(Products of MU and Mystina Online)

Party A:	Beijing Junnet Joint Technology Co., Ltd.
Domicile:	Suite 801 Da Hang Ji Ye Plaza, 33 Renda Road North, Haidian District Beijing

Party B:	The9 Computer Technology Consulting (Shanghai) Co., Ltd.
Domicile:	Floor 30, 1168 Nanjing Road West, Shanghai

This Agreement is made on July 2004 in Shanghai by the authorized representatives of both parties.

Translation

[Formal Text]

Article 1 Prelude

1.	Party A is a limited liability company established and legally existing under the laws officially promulgated by China, and is a nationwide provider for value-added services for large professional digital product channels. It owns abundant games and other digital entertainment resources and abundant operational channels of the industry, and owns all kinds of resource advantages necessary for establishing open B2B2C electronic commerce platforms for digital products, and is willing to cooperate with Party B for carrying out the business in collecting charges for the network games of “MU” and “Mystina Online” in designated areas using the distribution channels of Party A. The signatory of Party A has obtained the approval and authorization of the Board of Directors of the company.

2.	Party B is a limited liability company established and legally existing under the laws officially promulgated by China. Party B possesses the qualification and capability for legitimately selling relevant products of online games, andowns the right of operation for the online games “MU” and “Mystina Online” to legitimately charging for services in relevant areas. The signatory of Party B has obtained the approval and authorization of the Board of Directors of the company.

3.	Based on their respective expertise, Party A and Party B are willing to cooperate for developing the market of online games, and for providing more relevant services to users, making full use of their respective advantages.

Through friendly consultations, in accordance with the requirements of relevant laws and regulations of the People’s Republic of China, and based on the principle of equality for mutual benefits and full willingness, Party A accepts the authorization given by Party B to be the exclusive (general) agent in the authorized areas for collecting charges of all chargeable products, functions and services relating to the online games of “MU” and “Mystina Online”, whereby Party B owns its legal operation right and governmental permits, to use substantial cards and virtual cards (including electronic cards) (using the mode of card numbers and password ). The two Parties have reached a unanimous agreement on relevant matters, and shall together abide by the following terms:

Article 2 Words and Definitions

2.1	Agreed games: Party B legally owns the operation rights of the online games of “MU” and “Mystina Online” and the upgraded versions of such games.

2.2	Definition for products, functions and services of agreed games: all chargeable products, functions and services owned or provided by the online games of “MU” and “Mystina Online”, for which Party B has legitimate right of operation, including but not limited to all chargeable products, functions and services using substantial cards and virtual cards (including electronic cards) (using the mode of card numbers and password).

Translation

2.3	Substantial card: refers to any user pre-paid card, which requires manufacture processing with a physical card, having a physical card as the carrier and having established card number and password, a user pre-paid card containing certain on-line time and corresponding amount of money for the contents of Party B’s digital entertainment, to be used for paying the charges of on-line entertainment, including but not limited to individual user pre-paid cards of various face values; including but not limited to product packages and gift packages for user pre-paid cards of various face values.

2.4	Virtual card (electronic card): refers to any user pre-paid card, which has not been manufacture processed and has no physical card, having the form of an invisible (virtual) carrier (established with a card number and password), a user pre-paid card containing certain on-line time and corresponding amount of money, to be used for paying the user fees, including but not limited to individual user pre-paid cards of various face values, and product packages and gift packages of user pre-paid cards of various face values.

2.5	IP admission: refers to the IP address of the server for the agreed games provided to Party A by the operator of the games or of the contents of the digital entertainment (Party B). Such address shall be connected to the charging server of Party A. Party A shall provide the operator (Party B) with the IP addresses of users of the agreed games. The operator (Party B) shall determine whether a user is Party A’s user based on the nature of the user (IP address). If it is, the operator shall give the user a qualification for free use and shall calculate time, whereas the information may be verified with Party A.

2.6	Junnet Jcard: the multi-purpose pre-paid value-filling card , designed by Party A, to be used only on Party A’s platform (www.jcard.cn) for various online games and digital entertainments contents, which may realize the function of one card with value-filling for various online games and digital entertainments contents, i.e. the so-called function of one card for various fillings.

2.7	Online direct value filling for Junnet Jcard: refers to the payment means of Jcard by providing the form of online direct value filling for relevant Internet digital products through the connection of servers.

2.8	Exclusive (general) agent: refers to the agent enjoying the sole and exclusive right of carrying out all collections of charges for the agreed products, functions and services using the substantial cards and virtual cards (electronic cards) (established with card numbers and password) in the authorized areas.

2.9	Authorized areas: refer to the areas within the People’s Republic of China (excluding Hong Kong, Macao, and Taiwan).

3.0	Normal operation, upgrading and maintenance:

Operation:, Party B should possess a network server, for the agreed products, services and functions, which can satisfy the requirements of predictable, sufficient number of concurrent users, including hardwares, softwares and security protection, and Party B guarantees that there will not be user frequent off-line, server jam or computer hang or unreasonable restart, which are caused by Party B.

Translation

Upgrading: the operator should upgrade and change generation when it knows or should know that the supplier (developer) of the agreed products, services and functions has released or is releasing new versions, upgrading versions and change generation for the agreed products, services and functions, which are being operated, for the purposes of improving, changing or adding legitimate contents and functions.

Maintenance: the scheduled maintenance and repair of hardwares, and the upgrading and accessory and security protection of software carried out regularly by the operator in order to guarantee the normal operation of its wireless network connection equipment .

3.1	Form of online direct filling: refers to the realization of the interconnection of the charging servers of Party A and Party B, and is a virtual form of direct online filling by the end user through filling a certain amount of online currency directly charging in the user’s account on the game platform via the user’s game account opened with Party A.

3.2	Party B’s substantial cards and virtual cards (electronic cards) prior to the agreed games refer to: the pre-paid substantial cards and virtual cards (electronic cards) (including card numbers and password and the mode of online direct filling) sold by Party B using other channels, and not in Party A’s storage, prior to the execution of this Agreement.

Article 3 Contents of the Agreement

3.1	Cooperative project: Party B authorizes Party A to be the exclusive off-line (general) agent in the authorized areas for collecting charges for the online games of “MU” and “Mystina Online” whereby Party B owns the right of operation, including but not limited to all chargeable products, functions and services using the form of substantial cards and virtual cards (electronic cards) (established with card numbers and password). Party B shall not authorize any third party to individually carry out any business in collecting charges and marketing using the form of substantial cards and virtual cards (electronic cards) (card numbers and password), whereas Party A, at its own expenses and resources, shall be responsible for carrying out in the authorized areas the sales and marketing promotion of the substantial cards and virtual cards (electronic cards) for the online games of “MU” and “Mystina Online”, for which Party B owns the right of operation. Furthermore, Party A shall timely notify Party B of the unauthorized sales and marketing of substantial cards and virtual cards (electronic cards) for the online games of “MU” and “Mystina Online” in the authorized areas discovered by Party A. Party B shall also have the obligation to notify Party A of any law violation or right infringement events . Party A is entitled to defend the exclusive (general) agent right in the authorized areas.

3.2	Party B retains the charging mode in the form of online direct filling (the non- card number and password mode).

3.3	Party B retains the right of issuing free substantial cards and virtual cards (electronic cards) for promoting the games. However, Party B may choose to entrust Party A to carry out part of the issuance of free substantial cards and virtual cards (electronic cards).

3.4	Party B retains the right of providing charging services to users through Party B’s bar online marketing system (mode of online direct value filling), bank value filling system (payment system), mobile value filling system (mode of payment via short message and mobile phones).

Translation

3.5	As for the mode of income not mentioned herein, including but not limited to Junnet Jcard and IP admission, the two parties shall resolve separately through consultations.

3.6	Party B guarantees that Party B’s former substantial cards and virtual cards (electronic cards) (using the mode of card numbers and password) for the agreed games being sold by Party A and the existing storage of such cards will continue be valid, and that it will continue to provide the corresponding services based on the agreed matters for such cards. Party B guarantees to Party A that all storages of the online game of “MU” (substantial cards and virtual cards (electronic cards)) may be used directly for value filling of the game of “Mystina Online” in accordance with the substantial cards and virtual cards of “Mystina Online” at the first time when the online game of “Mystina Online” starts to fill value.

3.7	Party B agrees that all storages of Party B’s former substantial cards and virtual cards (electronic cards) (including card numbers and password) for the agreed games held by Party A may be converted to the substantial cards and virtual cards of Party B’s online game of “Mystina Online”, and may exchange with Party B for products of any other forms of charging based on the discount rate offered by Party B to Party A.

3.8	As for the existing storages (not Party A’s storage) of Party B’s former substantial cards for the agreed games being circulated in the market, Party B should notify Party A as is before signing the agreement.

3.9	Down payment, product ordering, supplying, and settlement:

3.9.1	Down payment: Party A shall pay in two installments within 45 days after the execution of this Agreement, i.e. it shall pay Party B RMB8,200,000 within 10 days after the execution of this Agreement, and it shall pay Party B RMB1,800,000 within 30 to 45 days after the execution of this Agreement.

3.9.2	Product ordering: Party A’s total ordering for the current month (natural month) shall not exceed RMB10,000,000 (face value); when the face value of Party A’s stored products exceeds RMB20,000,000 (including RMB20,000,000), Party A may place no order for the current month (natural month); or, Party A may adjust the ordering for the current month (natural month) so as to make the total quantity of the ordering and the total quantity in storage not to exceed RMB20,000,000.

3.9.3	Delivery:

Delivery of substantial cards: Within 2 working days after Party B receives Party A’s notice for picking up the goods and the bottom page of the corresponding telegraphic money order for the sold goods, Party A may pick up the goods by itself either in Shanghai or in Guangzhou. Party A shall sign and aknowledge for accepting the goods on the spot when picking up the goods. If the cards are disqualified after inspection, Party B shall provide prompt exchange and return for the disqualified substantial cards or damaged substantial cards, such exchange and return shall not affect Party A’s marketing. Party A shall only sign and accept the qualified substantial cards it receives.

Translation

Delivery of virtual cards (electronic cards): Within 2 working days after Party B receives Party A’s notice for picking up the goods and the bottom page of the corresponding telegraphic money order for the sold goods, Party B shall make the consignment in the way as agreed by the two parties in advance, i.e. Party B shall make the account numbers of the virtual cards (electronic cards) into a zip document and email it to the electronic mail box designated by Party A, and shall notify Party A’s designated contact person of the password for unzipping the zipped document via telephone and facsimile. If Party A changes its contact person and its email address, please notify Party B in writing.

3.9.4	Settlement: The price for settlement shall be 70% of the face value of the products acknowledged by the two parties. The two parties shall adopt the cash on delivery as the settlement mode for the merchandise.

3.9.5	Product supplying: Within 3 working days after Party B receives RMB8,200,000 paid by Party A within 10 days after the execution of this Agreement, Party B shall deliver to Party A with the corresponding face value of the substantial cards and virtual cards (electronic cards) . As for the specific kinds and quantities, Party A shall provide to Party B in the form of ordering bills. Within 3 working days after Party B receives RMB1,800,000 paid by Party A within 30 to 45 days after the execution of this Agreement, Party B shall deliver to Party A with the face value of RMB2,195,122 of substantial cards and virtual cards (electronic cards)(shall be in whole number) . As for the specific kinds and quantities, Party A shall provide to Party B in the form of ordering bills.

3.9.6	As for supplying of goods thereafter, Party B may supply Party A with goods in accordance with Party A’s ordering (see Section 3.9.2) in the mode of cash on delivery. In particular, beginning from December 2004, the quantity of Party A’s stock may be two times of the actual value filling for the substantial cards and virtual cards (electronic cards) in the previous month, for which Party A collects the charges as the exclusive agent. However, in any natural month, Party A’s stock permitted by Party B may no exceed the face value of RMB10,000,000 or the storage of RMB20,000,000. Party B should guarantee that Party A’s all storage of the agreed games shall always be valid, and that when the Agreement terminates or expires, Party B shall callback all the storage as Party A desires or permits Party A to continue to sell.

3.9.7	Invoices: Within 2 working days after Party A pays Party B the settled payment for the value filled amount, Party B shall issue an invoice in the same amount to Party A.

3.10	If Party A defaults the provision of Section 3.9.2 hereof, or fails to pay Party B the relevant amounts as agreed for two consecutive months, then Party B is entitled to terminate this Agreement immediately and is entitled to require Party A to pay off the corresponding amounts.

Translation

Article 4 Liability of the Parties

4.1	Party A’s liability: (except as involved in other provisions)

4.1.1	Party A shall strictly abide by the mode of collecting charges as provided herein, and shall strictly abide by the pricing policies as stipulated by Party B during the whole process of collecting charges;

4.1.2	Party A shall be obliged not to disclose to any third party the discount standards, price standards, and sales quantities as agreed herein by both parties; and

4.1.3	Party A shall be responsible for handling any client complaints caused by and due to the service procedures of collecting charges for substantial cards and virtual cards (electronic cards) and shall undertake the relevant liabilities.

4.2	Party B’s liability: (except as involved in other provisions)

4.2.1	Party B guarantees the validity and confidentiality of the substantial cards and virtual cards (electronic cards) (each substantial card and virtual card (electronic card) may include an account number and password) provided to Party A;

4.2.2	If there does occur any problem in account numbers and password of the virtual cards (electronic cards) caused by Party B, Party B shall promptly exchange and replace the cards;

4.2.3	Party B guarantees the normal operation, upgrading and maintenance of the agreed games. Party B shall be responsible for providing relevant client service agency, and shall undertake liability by itself for problems such as complaints or disputes related to the games themselves. As for the complaints of clients, Party B shall be responsible for resolving and shall undertake all relevant costs;

4.2.4	Party B shall be responsible for determining the prices of the agreed substantial cards and virtual cards (electronic cards);

4.2.5	The contents of the games provided by Party B shall not violate the requirements of relevant orders and regulations of the State. In case of any violation, Party B shall undertake all consequences arises therefrom;

4.2.6	Party B shall be responsible for obtaining all relevant permits (referring to the permits for electronic publications publishing numbers and for entities engaged in online culture, and the certificates evidencing the filing of products) related to the commercial (charging) operation of the agreed games issued by governmental authorities including China State Administration of Press and Publishing and the Ministry of Culture, and Party B shall be obliged to provide Party A with copies of such relevant certificates documents as appendices to this Agreement for record. If Party B fails to file with Party A, Party A is entitled to refuse to pay the down payment for signing this Agreement, and to discharge this Agreement;

4.2.7	If Party B wishes to adjust the sale prices of the pre-paid substantial cards and virtual cards (electronic cards) for the agreed games, it shall notify Party A at least

Translation

10 working days in advance in the form acknowledged by both parties, based on guaranteeing that the original discount rate for supplyingthe goods remain unchange;

4.2.8	Party B shall upgrade and replace the generation of the agreed games in operation. Party B shall not refuse to carry out the upgrading and generation replacing for the products with any reasons, unless there is any proof evidencing that the existence of definite flaw, material defect, hole or problem in the upgrading and generation replacing products provided by the software supplier (developer) of the games, and its contents or potential possibility or the software supplier (developer) of the games fails to carry out the upgrading and generation replacing that is sufficient in affecting the decreasing number of concurrent online users,;

4.2.9	If there occurs any release, suspension or termination of this Agreement in respect of all the remaining products of Party A, if Party A agrees to continue selling, Party B must guarantee that all the remaining products of Party A shall be valid, and can be sold and used.

Article 5 Effective Term

This Agreement shall become effective beginning from the date when both parties formally sign the Agreement. The term of this Agreement shall be valid until October 2005. Within 30 days before the term of this Agreement expires, if the two parties have not terminated the Agreement in writing, then the term of the Agreement shall automatically extend for a year.

Article 6 Default Liability

6.1	In order to ensure a smooth cooperation, both parties agree that either party, who terminates this Agreement without any cause, must pay the other party for the default losses.

6.2	Terminations without any cause refer to all terminations other than the termination due to force majeure.

6.3	Any suspension of services and operations for 10 consecutive days during the term of the Agreement caused not because of force majeure.

Article 7 Miscellaneous

7.1	Both parties understand and agree that the two parties to the Agreement are both independent signatories of the Agreement. This Agreement does not contain any contents, which may be understood as a partnership or joint venture established between the two parties.

7.2	Notices: Any notice required or permitted under this Agreement shall be made in writing, and shall be sent to the other party at the address for communication as stated herein by post or by facsimile. A notice shall become effective beginning from the date when the posted notice is acknowledge receipt signed by the staff of a party or when the facsimile is successfully transmitted.

Translation

7.4	If in the process of performing this Agreement there is any matter not covered herein, or if it is necessary to supplement, change or revise the existing contents of this Agreement due to the necessity for business development, the two parties or either party shall propose suggestions and plans for the supplement, change or revision, which shall become the supplementary document to this Agreement and shall have the same validity as this Agreement, after the two parties have consulted and reached an agreement, and after the two parties have expressed the agreement in writing and have consented and signed.

7.5	If any part of this Agreement is deemed to be invalid or unenforceable, it will not affect the validity and enforceability of the other terms or parts of this Agreement.

7.6	The laws of the People’s Republic of China shall be applicable to the execution, validity, interpretation, performance, and resolution of disputes of this Agreement. The two parties shall resolve any disputes arising from this Agreement or arising from the performance of this Agreement in the principle of friendly consultations. If there is no result of resolution through consultations, either party is entitled to submit the litigation to the court of the place where the Agreement is signed or performed.

7.7	Party B hereby undertakes: other versions related to the agreed games introduced, developed or upgraded by Party B based on the agreed games shall also be designated for Party A to undertake the general agent for collecting charges of pre-paid substantial cards and virtual cards (electronic cards) of the games, and there is no need for Party A to pay a separate security deposit, and it shall proceed and cooperate in accordance with the other conditions as agreed herein. As for other follow-up products whereby Party B has the right to operate, Party A shall have the right of first refusal to cooperate with Party B under the same conditions.

7.8	This Agreement and its appendices shall be written in Chinese, Party A and Party B each holds two copies. Both copies shall have the same legal effect, and shall become effective after the authorized representatives of both parties have formally signed and chopped their seals.

7.9	In view of this, Party A and Party B have respectively authorized their designated representatives to sign this Agreement on the date as stated on the first page hereof. The relevant agreemen(s)t for the relevant implementation shall be determined by both parties separately through consultations.

7.10	Both parties undertake to make full use of their respective advantages (including product resources, service capability, technological capability, and market resources) in the course of cooperation, and to promote the games as signed herein together, so as to achieve a win-win objective.

7.11	Party B guarantees the truthfulness and completeness of the relevant data it provided. If Party A suffers any losses because of there is any flaw in the truthfulness and completeness of the data provided by Party B, Party B shall assume the default liability and indemnification liability.

Translation

7.12	Party B guarantees to establish a specific sales and marketing areas for Party A on its official websites. Party B guarantees to indicate and reflect the position and identity of Party A as Party A and Party A’s agents being its strategic cooperative partners and exclusive agents in a conspicuous position (position on the home pages of Party B’s website and official websites of the agreed games) of the promotion products, official websites, and card products, and shall visually reflect Party A’s LOGO. Party B shall give Party A two (2) standardized promotional advertising positions on the home page of its official websites and the specific sales and marketing areas, but the relevant advertising contents need to be confirmed by Party B.

End of the formal text.

Translation

Party A:	Beijing Junnet Joint Technology Co., Ltd.

(Seal):	Chopped with the Seal of Beijing Junnet Joint Technology Co., Ltd.

Legal representative or authorized representative:

Domicile:	Suite 801 Da Hang Ji Ye Plaza, 33 Renda Road North, Haidian District Beijing

Postal code:	100080

Telephone:	010-82684720

Fax:	010-82684719

Signing date:

Party B:	The9 Computer Technology Consulting (Shanghai) Co., Ltd.

(Seal):	Chopped with the Seal of The9 Computer Technology Consulting (Shanghai) Co., Ltd.

Legal	representative or authorized representative:

Legal	address or contact address:

Postal	code:

Telephone:

Fax:

Signing	date: